News Release

DOUGLAS LAKE ANNOUNCES ORGANIZATIONAL AND MANAGEMENT
CHANGES.

Vancouver, British Columbia, December 22, 2011 — Douglas Lake Minerals Inc. (the “Company” or “Douglas Lake”) (OTCBB: DLKM)

In line with its short, medium and long term goals and strategies, Douglas Lake wishes to announce the following changes to be implemented immediately and during the first half of 2012:

a)

The proposed change of the name of the company to Handeni Gold Limited. Douglas Lake is currently the largest single license holder in the Handeni district and will most likely acquire more high potential property in the district in the near future. As Handeni is emerging as a major potential gold region in the United Republic of Tanzania, our position in the district should be reflected in the company’s name.

b)

The proposed relocation of the Company’s (Handeni Gold’s) offices from Vancouver to New York. This step is a logical consequence of the composition of the Company’s funding and shareholder base as well as the Company’s drive to move forward with a future listing on a recognized stock exchange when all requisite requirements can be met. The Vancouver operations will, for the time being, be run with skeleton value adding staff to handle business development, marketing and investor relations for Canada.

The Company is also announcing that Debra Farquharson has resigned as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. The Company thanks Debra for her contribution and wishes her well with her future endeavours.

The Company’s Board of Directors has now appointed Dr. Reyno Scheepers, the Company’s current President, Chief Executive Officer and a director, as interim Secretary, Treasurer and Chief Financial Officer. Dr. Scheepers will be assisted by Mr. H. Rai and Ms. Melinda Hsu (Financial Manager) to ensure the continuous smooth operation of the Company’s financial and continuous disclosure obligations. Ms. Hsu is a Certified General Accountant and an experienced controller/accounting manager with over ten years of experience in public financial reporting, accounting, tax, audit and strategic planning in mining, oil and gas.

“This is the beginning of a new era in this company” said Dr. Scheepers (CEO): I aim to do all I can with my team to ensure that our company truly becomes, and remains, a company that shareholders would be proud to be associated with” continued Scheepers.

For further information please contact:

Suite 500 – 666 Burrard Street, Vancouver, British Columbia, Canada V6C 3P6 T +1.604.642.6165 • F +1.604.642.6168
www.douglaslakeminerals.com • Trading Symbol: DLKM

Douglas Lake Minerals Inc.
Sam Sangha, Investor Relations
(604) 642-6165

About Douglas Lake

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.douglaslakeminerals.com.

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company’s filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company’s periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.